                                                                    Exhibit 10.2

                       SECOND AMENDMENT TO LEASE AGREEMENT

      AGREEMENT made as of the ____ day of July, 1995 by and between Bank of Communications a banking corporation organized and doing business pursuant to the laws of the People's Republic of China, having an office at 55 Broadway, New York, New York ("Landlord") and La Branche & Co., a New York general partnership, having an office at 55 Broadway, New York, New York ("Tenant"). This Second Amendment is hereinafter referred to as the "Agreement".

                              W I T N E S S E T H:

      WHEREAS, Landlord acquired fee title to the property located at 55 Broadway, New York, New York ("Property") from The Prudential Insurance Company of America ("Prudential") on September 20, 1994 subject to an existing office lease with Tenant;

      WHEREAS, Tenant and Aetna Life Insurance Company, Prudential's predecessor in interest, entered into that certain office lease agreement dated January 6, 1984, pursuant to which Tenant leased from Aetna a portion of the 26th floor in the Property;

      WHEREAS, on or about May 1, 1993 Tenant and Prudential entered into that certain First Amendment to Lease Agreement ("First Amendment") which, among other things, (i) extended the term of the lease to April 30, 2003, (ii) modified the fixed annual rental amount, (iii) modified the Base Tax year for calculating the real estate tax escalation chargeable to Tenant, (iv) modified the Expense Base Factor for calculating the operating expense escalation chargeable to Tenant, (v) required Prudential to perform certain specified work,
(vi) deleted certain lease provisions and (vii) otherwise ratified the subject lease, as amended. The original lease agreement together with the First Amendment are hereinafter referred to as the "Lease";

      WHEREAS, Tenant has requested that Landlord extend the term of the Lease and permit Tenant to relocate to a larger space, and to modify certain other provisions of the Lease, and Landlord has agreed to do so subject to and in accordance with the terms, provisions and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants, promises, conditions and provisions herein contained, the value and adequacy of which is hereby acknowledged by both parties hereto, the parties hereto hereby agree as follows:

      1. The term "Demised Premises" contained in the "Witnesseth" paragraph of the Lease is deleted and substituted with "the entire twenty-fifth (25th) floor in the Property", which shall from the date of this Agreement forward constitute the Demised Premises.

      2. The fixed annual rent shall be paid by Tenant to Landlord pursuant to, and in the amounts set forth on Schedule A of this Agreement, commencing upon the Commencement Date, as hereinafter defined.

      3. The Lease shall be extended for a period of twelve (12) years, commencing on the "Commencement Date" (as hereinafter defined) and expiring on the twelfth anniversary of the Commencement Date (the "Expiration Date"). All references to Commencement Date and to Expiration Date in the Lease shall be to the Commencement Date and the Expiration Date as provided in this Agreement. Notwithstanding anything to the contrary contained herein, Tenant agrees to submit complete construction drawings, plans and specifications to the Landlord within thirty (30) days from the date of execution of this Agreement. Landlord shall have such drawings, plans and specifications reviewed and either approved or have suggested revisions thereto within ten (10) days after receipt of the drawings, plans and specifications. The "Commencement Date" shall be deemed to be the date which is one hundred and twenty (120) days from the date on which the Landlord approves the drawings, plans and specifications.

      4. With respect to Article 3, paragraph 3.01 of the Lease:

      (i) the term "Base Tax" shall mean the amount of Taxes due and payable in tax year 1995/96;

      (ii) the term "Tenant's Tax Share" shall mean 3.05%; and

      (iii) the term "Taxes" shall be supplemented by adding to the definition "any charge, fee or imposition which is assessed or payable as a result of the Property being located within a Business Improvement District, as defined by the Zoning Resolution of the City of New York".

      5. With respect to Article 3, paragraph 3.02 of the Lease:

      (i) the term "Expense Base Factor" shall mean the Expenses in calendar year 1995; and

      (ii) the term "Tenant's Expense Share" shall mean 3.05%.

      6. With respect to Article 4, in those sections regarding multi-tenant floors (i.e. ss.4.03) all references to proportionate payments or usage are deemed deleted inasmuch as the Demised Premises shall, pursuant to this Agreement, be comprised of an entire floor.

      7. With respect to Article 6, after the references to Jones Lang Wootton, Baco Partners, Exchange Plaza Partners and George A. Fuller Company, at each location shall be deemed to be, effective the date of execution hereof, the "Bank of Communications" and "Premisys Real Estate Services".

      8. With respect to Article 24 of the original Lease and paragraph 7 of the First Amendment, "Cushman & Wakefield, Inc." is added thereto as of the date of this Agreement.

      9. The following Articles, Exhibits and Schedules of the Lease are hereby deleted in their entirety: 39, Schedule C, Schedule F, Exhibit 1 and Exhibit 2.

      10. With respect to Article 41 of the Lease, the amount of the security deposit referred to therein shall be changed from $24,648.00 to $76,500 and the references to the posting of a Letter of Credit shall be modified to conform to the terms of this Agreement, including, but not limited to, a requirement that Tenant deliver to Landlord, simultaneously with the delivery of a signed Agreement, an original and satisfactory clean and irrevocable stand-by Letter of Credit as required hereunder and pursuant to Article 41 of the Lease, except as amended herein.

      11. A. Tenant, at Tenant's expense, subject to paragraph 1(3) below, shall prepare a preliminary plan or set of plans and preliminary specifications (which said preliminary plan or set of plans, as the case may be, and specifications are hereinafter called the "Plans") which shall contain complete information (including engineering required) and dimensions necessary and sufficient for the construction and finishing of the Demised Premises. The Plans shall be submitted by Tenant to Landlord upon execution and delivery of this Agreement. Any revisions to the Plans reasonably required by Landlord shall be performed by Tenant within five (5) business days after demand by Landlord.

      In accordance with the Plans, Tenant, at Landlord's expense, subject to the Cap (as hereinafter defined in Paragraph 1 of this Article) and except as otherwise expressly specified in this Agreement, will cause its designated contractor to make and complete in and to the Demised Premises the work and installations (herein called "Tenant's Work") specified in Schedule B annexed hereto (which unless otherwise specifically provided herein, shall include such removal as may be required of existing installations).

      Notwithstanding any provision of the Lease or this Agreement to the contrary, any requests for revisions to the Plans or other notices to be given to Tenant by Landlord pursuant to this Article may be given to Tenant's designated representative, Steven C. Berger either (i) delivered personally or
(ii) sent by telecopy to (212) 344-1469 or (iii) sent by certified mail, return receipt requested, or overnight courier, with receipt acknowledged, to: 55 Broadway, 26th Floor, New York, New York 10006.

            B. The term "Work Cost" as used in this Article shall mean the actual cost (including the cost of applicable insurance premiums and the cost of engineering if any) to Landlord of Tenant's Work.

            C. In all instances where Tenant is required to supply information or authorizations with regard to Landlord's Work, tenant shall supply the same within three (3) business days after written request therefor by Landlord.

            D. Except as provided in this Article, Landlord shall not be required to spend any money or to do any work to prepare the Demised Premises for Tenant's occupancy. The specification of Tenant's Work in Schedule B represents the limit of Landlord's responsibilities in connection with the preparation of the Demised Premises and except as so provided, Tenant shall take the Demised Premises "AS-IS". Any other improvements, alterations or additions shall be performed by Tenant at Tenant's sole cost and expense, but subject to all of the terms, conditions and covenants of this Agreement.

            E. Tenant has made and makes no representation of the date on which it will substantially complete Tenant's Work and, Tenant acknowledges and agrees that Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance and the Lease shall not be affected thereby. The term of the Lease shall commence on the Commencement Date. Tenant shall, at no cost to Landlord, execute a confirmatory letter establishing the actual commencement date, promptly after Landlord's request for same.

            F. Tenant shall be permitted to enter into the Demised Premises for installation of its machinery, equipment and fixtures and performance of its work, all as permitted by the Lease, prior to the Commencement Date at its sole risk.

            G. All work performed by Tenant, including the building air conditioning installation, shall, upon installation, become Landlord's property and shall be surrendered at the expiration or sooner termination of the term of the Lease, in good condition, reasonable wear and tear excepted; provided, however, that Tenant shall have the right to remove trade fixtures, equipment and personal property. Tenant shall repair all damage occasioned by such removal.

            H. For the purposes of this Article, Tenant's Work shall be deemed to be substantially completed when all major construction is completed as determined by Tenant's architect (as hereinafter defined), life safety systems operable, the Demised Premises is locked and secured, and there is beneficial occupancy although minor items of construction or improvements which do not unreasonably interfere with Tenant's ability to carry on its business in the Demised Premises have not been completed. Landlord's construction representative shall periodically inspect Tenant's Work to determine that (i) Tenant's Work is being done in accordance with the Plans or (ii) any changes do not adversely affect the structural components of the building or the building systems. If Landlord's construction representative reasonably determines that Tenant's Work does not comply with clauses (i) or (ii) above, Landlord's construction representative may object to such work by notice to Tenant, which notice shall specify the nature of such objection. Tenant agrees to promptly comply with and remedy all objections raised by Landlord's construction representative,

            I. 1. Notwithstanding anything contained to the contrary in this Lease, the total cost of Tenant's Work which Landlord shall provide Tenant without charge and for building installations performed prior to the Commencement Date shall be FOUR HUNDRED FOUR THOUSAND DOLLARS ($404,000.00) (the "Cap"). If the Work Cost shall exceed the Cap, Tenant expressly acknowledges and agrees that it shall be solely responsible for payment of all costs above the Cap. Tenant hereby expressly acknowledges that, if the Work Cost is less than the Cap, the Landlord shall retain the difference, it being understood that there shall be no rent concessions or abatements in Tenant's favor.

                  2. In addition to the Cap, Landlord shall contribute an additional $10,000 toward any renovations in the Demised Premises required by the Americans with Disabilities Act ("ADA") or any other law or governmental regulation. Tenant acknowledges and agrees that the common area bathrooms shall comply with the ADA.

                  3. Landlord shall contribute an amount not to exceed $36,000 in addition to the Cap toward preparation of construction drawings, filing fees, expediters fees and similar "soft" costs. All costs incurred by Tenant for tenant changes shall be at Tenant's sole cost and expense.

            J. Tenant hereby advises Landlord that the estimated total "hard" cost of performing Tenant's Work is $600,000.00 (the "Total Cost"). Tenant also advises Landlord that it is Tenant's intention to engage LCG Architects as its architect. Landlord hereby acknowledges that LCG Architects is acceptable to Landlord. Tenant covenants and agrees that if, for whatever reason, or for no reason, it either does not engage LCG Architects as its architect or if LCG Architects ceases to function as the Tenant's architect, any other architect which Tenant may desire to engage, may only be engaged with the prior written consent of the Landlord, which such consent shall not be unreasonably withheld or delayed (as such, LCG Architects or such other architect selected by Tenant and approved by Landlord, shall be hereinafter referred to as "Tenant's Architect."). The sum(s) to be paid by the Landlord, pursuant to Article 1 hereof, shall be paid as follows:

                  1. Tenant's Architect shall periodically (but not more often than once each month) certify in writing to both Tenant and to Landlord, (i) the cost of Tenant's Work completed to the date of such certification less the cost of Tenant's Work previously certified by Tenant's Architect as being completed (the "Payment Amount"), (ii) an estimate as the amount of the Total Cost remaining and (iii) that the Tenant's Work has been performed in accordance with the Plans. Within five (5) business days from receipt of each such certification, Landlord shall pay to Tenant the Payment Amount. In addition, in the event that the cost of compliance of the Tenant's Work with the requirements of the ADA is less than $10,000, then, upon certification that such compliance has been completed, the Tenant's Architect shall also indicate the cost of such compliance, and the Landlord shall pay such sum to the Tenant. If such compliance cost exceeds the said $10,000, then Landlord shall pay the sum of $10,000 to the Tenant.

                  2. Within five (5) business days after receipt by the Landlord of a written statement (certified as true, complete and accurate by the president or the Chief Executive Officer of the Tenant) from the Tenant specifying the amount of the "soft" costs (for example, preparation of Plans, filing fees, expediter fees and similar costs and fees) required for the performance of Tenant's Work, Landlord shall deliver to Tenant its check in such amount up to a maximum or $36,000. To the extent that the amount of Tenant's soft costs is less than $36,000, the difference will be added to the Cap.

                  3. Each time the Landlord advances monies to the Tenant pursuant to paragraph J1., above, Tenant shall, in exchange for such monies, deliver to the Landlord fully executed and acknowledged lien waivers from such contractor, subcontractor, materialmen and suppliers (each a "Contractor") to be paid, each lien waiver to indicate the amount which each such Contractor has received to the date or such payment. Upon final completion of Tenant's Work, Tenant shall promptly deliver final lien waivers from each Contractor.

            K. Landlord shall provide Tenant with a list of four (4) approved contractors from which such list, Tenant agrees to select one such contractor to perform Tenant's Work. In the event Tenant is dissatisfied with the bids that are submitted by the contractors on such list, then, Tenant shall promptly try to obtain a contractor to perform Tenant's Work and shall submit the name, address and such other information as may be reasonably required by Landlord concerning such new general contractor. Landlord agrees that it will not unreasonably withhold its consent to the utilization by Tenant of such general contractor not on the aforementioned list of four (4) general contractors. Tenant specifically acknowledges and agrees that the Tenant and the general contractor shall not permit any mechanics liens or contractor/materialmen's liens to be placed against the Building. Moreover, Tenant acknowledges and agrees that any general contractor selected by Tenant to perform Tenant's Work must provide the requisite property, public liability, workmen's compensation and any and all other insurance required by law which such insurance shall be in an amount at least equal to three (3) times the total amount of the cost of Tenant's Work, which such insurance shall also name Landlord as an additional insured.

      12. Tenant presently occupies part of the 26th floor of the Building. If and only if this Agreement is executed and unconditionally delivered by Landlord and Tenant, then the original Expiration Date (as such term is defined in the Lease) of the Lease shall be deemed to be that date (the "Lease Amended Expiration Date") which is the day immediately preceding the Commencement Date of this Agreement, unless sooner terminated pursuant to any of the terms, covenants and conditions of the Lease or pursuant to law, upon all of the executory terms, covenants and conditions contained in the Lease (including the payment of fixed rent and additional rent at the rates set forth therein). In the event that Tenant shall fail to vacate the 26th floor premises and surrender same unto Landlord, in accordance with the applicable terms and provisions of the Lease, on or before the Lease Amended Expiration Date, such failure shall be deemed a default by Tenant in the performance of a material covenant hereunder, upon which Landlord shall have the right to exercise any and all rights and remedies afforded Landlord under the Lease, including, but not limited to, the recovery of damages incurred by Landlord by reason of claims of any new or prospective tenant of the aforesaid 26th floor premises arising from Tenant's holding-over, or the termination of any new Lease with respect to said premises by reason of Landlord's inability to timely deliver possession of said premises to any new tenant. The foregoing extension of the term of the Lease shall be of no force or effect in the event that this Agreement is not executed and unconditionally delivered by Landlord and Tenant for any reason whatsoever, including Landlord's willful refusal to execute this Agreement.

      13. Schedule F of the Lease is deemed deleted and replaced with Schedule C annexed hereto and made a part hereof.

      14. Except as expressly modified herein, all terms, conditions, provisions, rights and obligations set forth in the Lease, as amended, shall continue in full force and effect, and Tenant hereby ratifies said Lease, as amended, and agrees and acknowledges that there are no defaults, defenses, claims, counterclaims, set-offs or actions available against the Landlord or Landlord's predecessors in interest arising out of said Lease, as amended. All defined terms used herein, unless defined herein, shall have the same meaning ascribed to them in the Lease.

      15. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and except as otherwise specifically provided in the Lease, as amended, their respective legal successors and assigns.

      16. Any and all notices, demands or other communications between Tenant, Landlord and Landlord's construction representative shall be deemed effective only if in writing, forwarded to the parties hereto at their respective addresses set forth above, or hereinafter provided in writing to Landlord or to Tenant, as the case may be. Such notices may be by telecopier or fax, personal delivery, or certified mail return receipt requested and the effective date of any such notice shall be the date on which such notice was received by the party to whom it was addressed. Copies of any and all such notices, demands or other written communication shall be forwarded to Tenant's counsel, Fulbright & Jaworski, L.L.P., Attention: Thomas E. McHugh, Jr., Esq., 666 Fifth Avenue, New York, New York 10103-3198 (Facsimile #(212) 752-5958) and copies of any and all such notices demands or other written requests shall be forwarded to Landlord's counsel, Parker Duryee Rosoff & Haft, P.C., Attention: Daniel B. Zanini, Esq., 529 Fifth Avenue, New York, New York 10017 (Telecopier #(212) 972-9487).

      17. Landlord and Tenant agree that, based solely on the Plans, Tenant's Work does not include any sufficiently unique or unusual construction or installation, such that Tenant would be obliged to remove any or all of Tenant's Work at the termination of the Lease as modified by this Agreement. However, in the event that the final plans and specifications, or any change orders thereto, add any unique or unusual construction or installation, as reasonably determined by the Landlord, Tenant hereby agrees that at the termination of the Lease as modified by this Agreement, that it will, at its sole cost and expense, remove such unique or unusual construction or installation(s).

      18. This Agreement may not be changed orally but only in writing signed by the party against whom enforcement is sought.

      IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Second Amendment to Lease Agreement as of the day and year first above written.


                                        BANK OF COMMUNICATIONS

                                        /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                        By:


                                        LA BRANCHE & CO.

                                        /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                        By:

                       THIRD AMENDMENT TO LEASE AGREEMENT

      AGREEMENT made as of the 5th day of August, 1997 by and between Bank of Communications a banking corporation organized and doing business pursuant to the laws of the People's Republic of China, having an office at 55 Broadway, New York, New York ("Landlord") and La Branche & Co., a New York general partnership, having an office at 55 Broadway, New York, New York ("Tenant"). This Third Amendment is hereinafter referred to as the "Agreement".

                              W I T N E S S E T H:

      WHEREAS, Landlord acquired fee title to the property located at 55 Broadway, New York, New York ("Property") from The Prudential Insurance Company of America ("Prudential") on September 20, 1994 subject to an existing office lease with Tenant;

      WHEREAS, Tenant and Aetna Life Insurance Company, Prudential's predecessor in interest, entered into that certain office lease agreement dated January 6, 1984, pursuant to which Tenant originally leased from Aetna a portion of the 26th floor in the Property;

      WHEREAS, on or about May 1, 1993 Tenant and Prudential entered into that certain First Amendment to Lease Agreement ("First Amendment") which, among other things, (i) extended the term of the lease to April 30, 2003, (ii) modified the fixed annual rental amount, (iii) modified the Base Tax year for calculating the real estate tax escalation chargeable to Tenant, (iv) modified the Expense Base Factor for calculating the operating expense escalation chargeable to Tenant, (v) required Prudential to perform certain specified work,
(vi) deleted certain lease provisions and (vii) otherwise ratified the subject lease, as amended;

      WHEREAS, in July, 1995, Landlord and Tenant entered into that certain Second Amendment to Lease Agreement ("Second Amendment") which, among other things, (i) substituted the "Demised Premises" under the original 1984 lease agreement (a portion of the twenty-sixth (26th) floor in the Property) with the entire twenty-fifth (25th) floor in the Property, which 25th floor comprises the Demised Premises at this time; (ii) modified the annual rent payable by Tenant to Landlord; (iii) extended the term of the Lease for a period of twelve (12) years from the Commencement Date, as defined; (iv) modified the base years and Tenant's proportionate share amounts with respect to real estate tax and operating expense escalations; (v) increased the amount of the security deposit from $24,648.00 to $76,500; (vi) provided for the build-out of the twenty-fifth
(25th) floor, pursuant to Tenants' plans and specifications, as well as the respective contributions of the parties toward the costs of the work; (vii) deleted certain Lease provisions and (viii) otherwise ratified the subject Lease, as amended. The original lease agreement together with the First Amendment thereto and the Second Amendment thereto are hereinafter referred to as the "Lease";

      WHEREAS, Tenant has requested that Landlord extend the Demised Premises under the Lease to include the entire twenty-fourth (24th) floor in the Property and to modify certain other provisions of the Lease, and Landlord has agreed to do so subject to and in accordance with the terms, provisions and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants, promises, conditions and provisions herein contained, the value and adequacy of which are hereby acknowledged by both parties hereto, the parties hereto hereby agree as follows:

      1. The term "Demised Premises" originally defined in the "Witnesseth" paragraph of the original 1984 lease agreement, as modified by paragraph one of the Second Amendment, referred to above, is now hereby further modified to include, in addition to the twenty-fifth (25th) floor in the Property (but not in substitution therefor) the entire twenty-fourth (24th) floor in the Property, which together shall from the Possession Date, as hereinafter defined, forward constitute the Demised Premises. The entire twenty-fourth (24th) floor in the Property is hereinafter referred to as the "Additional Premises".

      2. With respect to the Additional Premises only, the fixed annual rental which shall be paid by the Tenant to the Landlord shall be as set forth in Schedule A of this Agreement, commencing upon the Commencement Date, as hereinafter defined. The total fixed annual rental which shall be paid by Tenant to Landlord for the entire Demised Premises (twenty-fifth (25th) and twenty-fourth (24th) floors combined) shall be as set forth in Schedule B of this Agreement.

      3. (a) Landlord and Tenant agree that the Expiration Date, as defined in the Lease and confirmed in this Agreement, is January 6, 2008 for the entire Demised Premises. With respect to the Additional Premises only, the Commencement Date shall be deemed to be the date which is one-hundred eighty (180) days from the date the Landlord delivers possession of the Additional Premises to Tenant (the "Possession Date"). Landlord shall give Tenant three (3) days prior written notice of the actual Possession Date. Tenant agrees to submit complete construction drawings, plans and specifications pertaining to the build-out of the twenty-fourth (24th) floor to the Landlord within sixty (60) days from the date of execution of this Agreement. Landlord shall have such drawings, plans and specifications reviewed and either approved or have suggested revisions thereto within twenty (20) days after receipt of such drawings, plans and specifications.

            (b) If the Possession Date does not occur on or before September 15, 1997, as to which date time is of the essence, Tenant may, at its option, terminate this Agreement and neither party shall have any right or obligation arising herefrom other than those set forth in paragraph 8(b) below.

      4. With respect to Article 3, paragraph 3.01 of the Lease, and paragraph 4 of the

Second Amendment and pertaining solely to the Additional Premises:

      (i) the term "Base Tax" shall mean the amount of Taxes due and payable in tax year 1997/98;

      (ii) the term "Tenant's Tax Share" shall mean 3.05%; and

      (iii) the term "Taxes" shall be supplemented by adding to the definition "any charge, fee or imposition which is assessed or payable as a result of the Property being located within a Business Improvement District, as defined by the Zoning Resolution of the City of New York".

      5. With respect to Article 3, paragraph 3.02 of the Lease and paragraph 5 of the Second Amendment and pertaining solely to the Additional Premises:

      (i) the term "Expense Base Factor" shall mean the Expenses in calendar year 1997; and

      (ii) the term "Tenant's Expense Share" shall mean 3.05%.

      6. With respect to Article 41 of the Lease and paragraph 10 of the Second Amendment, the amount of the security deposit referred to therein shall be changed from $76,500.00 to $153,000 and the references to the posting of a Letter of Credit shall be modified to conform to the terms of this Agreement, including, but not limited to, a requirement that Tenant deliver to Landlord, simultaneously with the delivery of a signed Agreement, an original and satisfactory clean and irrevocable stand-by Letter of Credit as required hereunder and pursuant to Article 41 of the Lease, and paragraph 10 of the Second Amendment, except as amended herein.

      7. A. Tenant, at Tenant's expense, subject to paragraph 1 below, shall prepare preliminary construction drawings, plans and preliminary specifications (which said preliminary of drawings, plans, as the case may be, and specifications are hereinafter called the "Plans") which shall contain complete information (including engineering required) and dimensions necessary and sufficient for the construction and finishing of the Additional Premises. The Plans shall be submitted by Tenant to Landlord within sixty (60) days of the execution and delivery of this Agreement. Any revisions to the Plans reasonably required by Landlord shall be performed by Tenant within five (5) business days after demand by Landlord.

      In accordance with the Plans, Tenant, at Landlord's expense, subject to the Cap (as hereinafter defined in Paragraph 1 of this Article) and except as otherwise expressly specified in this Agreement, will cause its designated contractor to make and complete in and to the Additional Premises the work and installations (herein called "Tenant's Work") specified in the

Plans (which shall include the installation of an inter-connecting interior staircase between the 25th floor and the Additional Premises). Notwithstanding the foregoing, Landlord, at its sole expense, shall arrange for the interior demolition within the Additional Premises prior to the Possession Date.

      Notwithstanding any provision of the Lease or this Agreement to the contrary, any requests for revisions to the Plans or other notices to be given to Tenant by Landlord pursuant to this Article may be given to Tenant's designated representative, Steven C. Berger either (i) delivered personally or
(ii) sent by telecopy to (212) 344-1469 or (iii) sent by certified mail, return receipt requested, or overnight courier, with receipt acknowledged, to: 55 Broadway, 25th Floor, New York, New York 10006.

            B. Intentionally omitted.

            C. In all instances where Tenant is required to supply information or authorizations with regard to Landlord's Work, Tenant shall supply the same within three (3) business days after written request therefor by Landlord.

            D. Except as provided in this Article, Landlord shall not be required to spend any money or to do any work to prepare the Additional Premises or the Demised Premises for Tenant's occupancy. Tenant shall take the Additional Premises "AS-IS". Any other improvements, alterations or additions shall be performed by Tenant at Tenant's sole cost and expense, but subject to all of the terms, conditions and covenants of this Agreement.

            E. Tenant has made and makes no representation of the date on which it will substantially complete Tenant's Work and, Tenant acknowledges and agrees that Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance and the Lease shall not be affected thereby. The term of the Lease shall commence on the Commencement Date. Tenant shall, at no cost to Landlord, execute a confirmatory letter establishing the actual commencement date, promptly after Landlord's request for same.

            F. Tenant shall be permitted to enter into the Additional Premises for installation of its machinery, equipment and fixtures and performance of its work, all as permitted by the Lease, on the Possession Date at its sole risk, and provided all other provisions of the Lease, including without limitation, insurance requirements, are satisfied.

            G. All work performed by Tenant, including the building air conditioning installation, shall, upon installation, become Landlord's property and shall be surrendered at the expiration or sooner termination of the term of the Lease, in good condition, reasonable wear and tear excepted; provided, however, that Tenant shall have the right to remove trade fixtures, equipment and personal property. Tenant shall repair all damage occasioned by such removal.

            H. Landlord's construction representative shall periodically inspect Tenant's Work to determine that (i) Tenant's Work is being done in accordance with the Plans or (ii) any changes do not adversely affect the structural components of the building or the building systems. If Landlord's construction representative reasonably determines that Tenant's Work does not comply with clauses (i) or (ii) above, Landlord's construction representative may object to such work by notice to Tenant, which notice shall specify the nature of such objection. Tenant agrees to promptly comply with and remedy all objections raised by Landlord's construction representative.

            I. Notwithstanding anything contained to the contrary in the Lease, or in this Agreement, the total cost of Tenant's Work which Landlord shall provide Tenant without charge and for building installations performed prior to the Commencement Date shall be THREE HUNDRED SIXTY THOUSAND DOLLARS ($360,000.00) (the "Cap"). If the total cost of Tenant's Work shall exceed the Cap, Tenant expressly acknowledges and agrees that it shall be solely responsible for payment of all costs above the Cap. Tenant hereby expressly acknowledges that, if the Work Cost is less than the Cap, the Landlord shall retain the difference, it being understood that there shall be no rent concessions or abatements in Tenant's favor.

            J. Tenant hereby advises Landlord that the estimated total "hard" cost of performing Tenant's Work is $600,000.00 (the "Total Cost"). Tenant also advises Landlord that it is Tenant's intention to engage LCG Architects as its architect. Landlord hereby acknowledges that LCG Architects is acceptable to Landlord. Tenant covenants and agrees that if, for whatever reason, or for no reason, it either does not engage LCG Architects as its architect or if LCG Architects ceases to function as the Tenant's architect, any other architect which Tenant may desire to engage, may only be engaged with the prior written consent of the Landlord, which such consent shall not be unreasonably withheld or delayed (as such, LCG Architects or such other architect selected by Tenant and approved by Landlord, shall be hereinafter referred to as "Tenant's Architect"). The sum(s) to be paid by the Landlord, pursuant to Article 1 hereof, shall be paid as follows:

                  1. Tenant's Architect shall periodically (but not more often than once each month) certify in writing to both Tenant and to Landlord, (i) the cost of Tenant's Work completed to the date of such certification less the cost of Tenant's Work previously certified by Tenant's Architect as being completed (the "Payment Amount"), (ii) an estimate as the amount of the Total Cost remaining and (iii) that the Tenant's Work has been performed in accordance with the Plans. Within five (5) business days from receipt of each such certification, Landlord shall pay to Tenant the Payment Amount.

                  2. Each time the Landlord advances monies to the Tenant pursuant to paragraph J1., above, Tenant shall, in exchange for such monies, deliver to the Landlord fully executed and acknowledged lien waivers from such contractor, subcontractor, materialmen and suppliers (each a "Contractor") to be paid, each lien waiver to indicate the amount which each such Contractor has received to the date of such payment. Upon final completion of Tenant's Work, Tenant shall promptly deliver final lien waivers from each Contractor.

            K. Landlord shall provide Tenant with a list of four (4) approved contractors from which such list, Tenant agrees to select one such contractor to perform Tenant's Work. In the event Tenant is dissatisfied with the bids that are submitted by the contractors on such list, then, Tenant shall promptly try to obtain a contractor to perform Tenant's Work and shall submit the name, address and such other information as may be reasonably required by Landlord concerning such new general contractor. Landlord agrees that it will not unreasonably withhold its consent to the utilization by Tenant of such general contractor not on the aforementioned list of four (4) general contractors. Tenant specifically acknowledges and agrees that the Tenant and the general contractor shall not permit any mechanics liens or subcontractor/materialmen's liens to be placed against the Property. Moreover, Tenant acknowledges and agrees that any general contractor selected by Tenant to perform Tenant's Work must provide the requisite property, public liability, workmen's compensation and any and all other insurance required by law which such insurance shall be in an amount at least equal to three (3) times the total amount of the cost of Tenant's Work, which such insurance shall also name Landlord as an additional insured.

      8. (a) Tenant specifically acknowledges that the Additional Premises are presently the subject of a lease agreement with another tenant. Landlord desires to terminate that agreement in order to make this Agreement effective. However, the effectiveness of this Agreement is specifically and expressly conditioned on the termination of the existing lease covering the Additional Premises. In the event the existing lease agreement is not terminated, for any reason, then Landlord shall so notify Tenant in writing, which notice shall be given within thirty (30) days of the execution and delivery of this Agreement, in which case this Agreement shall be deemed void ab initio and neither party shall have any further right or obligation arising here from.

            (b) If this Agreement is rendered a nullity because Tenant has terminated the Agreement because Landlord failed to deliver possession of the Additional Premises to Tenant on or before September 15, 1997 or if Landlord fails to obtain a surrender of the existing lease pursuant to paragraph 8(a) above, Landlord shall reimburse Tenant for any and all reasonable out-of-pocket costs and expenses incurred by Tenant in connection with this Agreement and the Additional Premises, including but not limited to attorney fees, architect's fees and engineering fees.

      9. Except as expressly modified herein, all terms, conditions, provisions, rights and obligations set forth in the Lease, as amended, shall continue in full force and effect, and Tenant hereby ratifies said Lease, as amended, and agrees and acknowledges that there are no defaults, defenses, claims, counterclaims, set-offs or actions available against the Landlord or Landlord's predecessors in interest arising out of said Lease, as amended. All defined terms used herein, unless defined herein, shall have the same meaning ascribed to them in the Lease.

      10. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and except as otherwise specifically provided in the Lease, as amended, their respective legal successors and assigns.

            With respect to paragraph 16 of the Second Amendment pertaining to Notices, copies of any notices, demands or communications to Tenant shall be sent to Tenant's counsel, Fulbright & Jaworski LLP, Attention: Douglas Danzig, Esq.

      11. This Agreement may not be changed orally but only in writing signed by the party against whom enforcement is sought.

      IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Third Amendment to Lease Agreement as of the day and year first above written.


                                        BANK OF COMMUNICATIONS

                                        /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                        By:


                                        LA BRANCHE & CO.

                                        /s/ Steven C. Berger
                                        ----------------------------------------
                                        By: Steven C. Berger
                                            Managing Director